FORM 4 JOINT FILER INFORMATION

NAME:  JONATHAN DASH

RELATIONSHIP OF REPORTING PERSON TO ISSUER: DIRECTOR

ADDRESS: 9701 WILSHIRE BLVD., #1110, BEVERLY HILLS, CA 90212

DESIGNATED FILER: DASH ACQUISITIONS LLC

ISSUER AND TICKER SYMBOL: SITESTAR CORP. [SYTE]

DATE OF EVENT REQUIRING STATEMENT: December 31, 2009

SIGNATURE:	/s/ Jonathan Dash
JONATHAN DASH